SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2001

Kyzen Corporation

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	000-26434	87-0475115

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer

Incorporation)		Identification No.)

430 Harding Industrial Drive, Nashville, TN	37211

(Address of Principal Executive Offices)	(Zip Code)

(615) 831-0888

(Registrants Telephone Number, Including Area Code)

Not Applicable

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements and Exhibits
SIGNATURES
LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANT

Item 4. Changes in Registrant’s Certifying Accountant.

     In an action by written consent effective as of October 29, 2001, the Board of Directors of Kyzen Corporation (the “Company”) approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent public accountants for the fiscal year ending December 31, 2001 to replace the firm of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), which the Company dismissed as its independent public accountants on October 29, 2001. The engagement of KPMG is effective as of October 29, 2001. The change in independent public accountants is the result of PricewaterhouseCoopers’s decision to close its Nashville office. The Board of Directors, including each member of the Company’s Audit Committee, approved the change in independent public accountants effective as of October 29, 2001.

     During the audits of the Company’s financial statements for each of the prior two fiscal years ended December 31, 1999 and December 31, 2000 and in the subsequent interim period through October 29, 2001, there have been no disagreements between the Company and PricewaterhouseCoopers on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures which, if not resolved to the satisfaction of PricewaterhouseCoopers would have caused them to make reference to the subject matter in their reports on the financial statements for such years. The reports of PricewaterhouseCoopers on the financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle.

     The Company has requested that PricewaterhouseCoopers furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements. A copy of such letter from PricewaterhouseCoopers dated November 2, 2001 is filed as Exhibit 16 to this Form 8-K.

Item 7. Financial Statements and Exhibits

(c) Exhibits

16	Letter dated November 2, 2001 from PricewaterhouseCoopers LLP addressed to the Securities and Exchange Commission regarding Change in Certifying Accountant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KYZEN CORPORATION
(Registrant)

Date	November 2, 2001	By /s/ Kyle J. Doyel (Signature) Kyle J. Doyel President and Chief Executive Officer